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                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



  As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 pertaining to the Company's 1984 and 1991 Stock Option Plans, filed on April 15, 1993, the 1995 Stock Option Plan, filed on January 31, 1997, the Summa ESOP and Summa 401(k) Stock Option Plan, filed on September 8, 1997 and the Calnetics Acquisition Stock Option Plan, filed on October 21, 1997 with the Securities and Exchange Commission under the Securities Act of 1993.



                                              /s/ Arthur Andersen LLP
                                              ARTHUR ANDERSEN LLP


  Los Angeles, California
  November 6, 1997